Exhibit 99.1

Contact::	Greg Miller
(212) 537-5177, x1
gmiller@marketcomPR.com
GNC Schedules Conference Call and Webcast to Report 2nd Quarter 2008 Financial Results
PITTSBURGH (July 31, 2008) – General Nutrition Centers, Inc. (“GNC” or the “Company”), announced today that it has scheduled a conference call and webcast to report its financial results for the second quarter of 2008 on Thursday, August 7, 2008 at 11 a.m. ET.
To listen to this call dial 1-800-446-2782 inside the U.S. and dial 1-847-413-3235 outside the U.S. The conference identification number for all callers is 22273806. A webcast of the call will also be available through the “About GNC” link on GNC.com.
GNC, headquartered in Pittsburgh, Pa., is the largest global specialty retailer of nutritional products including vitamin, mineral, herbal and other specialty supplements and sports nutrition, diet and energy products. GNC has more than 5,000 retail locations throughout the United States (including more than 950 franchise and 1,400 Rite Aid store-within-a-store locations) and franchise operations in 44 international markets. The Company – which is dedicated to helping consumers Live Well – also offers products and product information online at www.gnc.com.
SOURCE: General Nutrition Centers, Inc.
CONTACT: Greg Miller. at +1-212-537-5177, x1
Web site: http://www.gnc.com/